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                                                               Exhibit No. 14


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement and Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated January 14, 2000 with respect to PaineWebber Investment Grade Income Fund and September 22, 2000 with respect to PACE Intermediate Fixed Income Investments in this Registration Statement on Form N-14 of PaineWebber Managed Investments Trust.


                                      /s/ Ernst & Young LLP
                                      ----------------------
                                      ERNST & YOUNG LLP

New York, New York
October 27, 2000